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 ILLUMINA, INC.

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Q&A

Top Questions
Strategy
Financial
General Transaction and Process
Management/Operations

Top Questions

1.	Why is Roche pursuing this transaction now and how does it fit with Roche’s strategy?
•	Enhanced portfolio: An acquisition of Illumina will strengthen Roche’s position in Sequencing and Microarrays to address the growing demand for genetic/genomic solutions.
•	Transition of sequencing into clinical diagnostics: Roche and Illumina’s combined capabilities and global reach will help accelerate the transition of Sequencing into clinical and routine diagnostics.
•
Long-term implications for biomarker research: Next Generation Sequencing will remain a core technology to enable the discovery of complex genomic biomarkers with high clinical relevance particularly in Oncology. DNA sequencing is expected to help to discover complex biomarkers that could become companion diagnostics and be paired with specific treatments in the long-term.

2.	Why is Roche interested in the sequencing market?
•	The sequencing market is worth $1.2 bn today and represents a significant growth opportunity for both Roche and Illumina. Significant demand exists for low-cost, high throughput sequencing solutions.
•	The ongoing rapid evolution of technology transforms sequencing into an increasingly powerful, usable and affordable research tool.
•	In the Life Science market, the combination of Roche and Illumina’s sequencing technologies is complementary and will enable researchers in many different fields to obtain superior results.
•	There is strong potential for adoption of sequencing solutions into clinical and routine diagnostics settings for the benefit of patients.
•
Next Generation Sequencing will remain a core technology to enable the discovery of complex genomic biomarkers with high clinical relevance particularly in Oncology. In the long term these biomarkers could become companion diagnostics and be paired with specific treatments.

3.	How does this fit with your PHC (Personalized Healthcare) strategy?
•	Next Generation Sequencing will remain a core technology to enable the discovery of complex genomic biomarkers with high clinical relevance, particularly in Oncology.
•	DNA sequencing is expected to help to discover complex biomarkers that could become companion diagnostics and be paired with specific treatments in the long-term.

4.	How did you decide on Illumina?
•	An acquisition of Illumina will strengthen Roche’s position in the Life Science and Diagnostics market.
•	The combined capabilities of Roche’s Diagnostics Division and Illumina will strengthen Roche’s position in Sequencing and Microarrays to address the growing demand for genetic/genomic solutions.
•	Roche’s extensive diagnostics experience and global presence will help accelerate the transition of DNA sequencing into clinical and routine diagnostics.
•
Illumina’s portfolio includes innovative and market leading tools for DNA and RNA analysis that will contribute to more rapid advances in disease research, drug development, and the development of molecular tests in the clinic, technology which Roche does not currently have.

•	We are impressed by the history of continuous performance improvements of Illumina’s sequencing technology which provides high flexibility to customers.

5.	How could Roche add value to Illumina?
•	We believe that a combination with Roche will position Illumina and its management team and employees for greater long-term success as part of a larger, more global organization.
•	Roche has the global infrastructure and sales force required to successfully bring Illumina’s products to the broader Life Science and Diagnostics market.
•	Illumina will be able to more fully realize the potential of its business by leveraging Roche’s customer network, IVD expertise and global footprint.
•	Roche and Illumina’s combined capabilities and global reach will accelerate transition of Sequencing into clinical and routine diagnostics.
•	Roche’s strong coverage of (small- to mid-tier) research centers as well as the clinical pathology labs will enable further market penetration for Illumina’s innovative technology.
•
Illumina is highly dependent on U.S. government clients (estimated 40-45% of revenue), many of whom are expecting budget cuts in the coming year. Roche’s diagnostics sales outside the U.S. make up for ~70% of revenue, allowing it to expand and diversify Illumina’s customer base geographically.

6.	What premium is being offered?
•	Roche’s offer gives Illumina shareholders immediate, certain value for their shares.
•
Roche’s offer price of $44.50 per share in cash represents a substantial premium to Illumina’s unaffected market prices: a premium of 64% over Illumina’s closing stock price on December 21, 2011 – the day before market rumors about a potential transaction between Roche and Illumina drove Illumina’s stock price significantly higher – a 61% premium over the one month historical average and a 43% premium over the three month historical average of Illumina’s share price, both as of December 21.

•	Since market rumors surfaced on December 21, trading and option volume in the stock have been above average.
•	It also represents a 30.1x multiple of Illumina’s projected forward earnings based upon analysts’ current consensus estimates for 2012.

7.	What are similar premiums for transactions in the industry?
•	Since 2006, similar transactions in the life science tools industry have seen average premiums between 30% and 40%.

8.	What synergies do you expect from the transaction?
•	This transaction is not driven by cost synergies, but by the strategic value of Illumina’s business and its growth potential within Roche.
•	The combination of Roche and Illumina’s sequencing technologies is complementary and will enable researchers in many different fields to obtain superior results.
•	Integration of Illumina’s current genetic sequencing offering into Roche’s global infrastructure will drive growth through global expansion (presence in 130 countries).

9.	Will this transaction be accretive to earnings? If so, when?
•	The proposed transaction would be accretive to core EPS and operating profit in the first year post-close.

10.	Why are you pursuing an unsolicited bid?
•	Roche made multiple efforts to engage with Illumina in order to reach a negotiated transaction, but Illumina has been unwilling to participate in substantive discussions.
•	It remains Roche’s preference to reach a negotiated transaction.

11.	When do you expect to launch the offer for Illumina?
•
Roche intends to promptly commence a tender offer to purchase all of the outstanding shares of common stock of Illumina for $44.50 per share in cash. Additionally, Roche will nominate a slate of highly qualified, independent candidates for election to Illumina’s Board of Directors and propose certain other matters for the consideration of shareholders at Illumina's 2012 annual meeting which, if adopted, would result in Roche-nominated directors comprising a majority of the Illumina board.

•	The complete terms, conditions and other details of the Roche offer will be filed with the SEC.
•	Once a tender offer is publicly launched, Illumina is required to review the offer and make a detailed response within 10 business days.

12.	When do you expect the transaction to close?
•	There are customary closing conditions before the transaction can be consummated.
•	We hope to close in H1 2012. However, the time will depend on a number of factors, including a willingness by Illumina to reconsider a mutually acceptable transaction.

13.	Will Roche nominate a slate to the Board?
•
Roche will nominate a slate of highly qualified, independent candidates for election to Illumina’s Board of Directors and propose certain other matters for the consideration of shareholders at Illumina's 2012 annual meeting which, if adopted, would result in Roche-nominated directors comprising a majority of the Illumina board.

14.	What regulatory approvals are required for the transaction to close?
•	The offer is subject to customary closing conditions.
•	The complete terms, conditions and other details of the Roche offer will be filed with the SEC.

15.	Are there any antitrust concerns? Do you anticipate a need for divestitures? If so, what are your divestiture plans?
•	We will make the necessary filings with the relevant merger control authorities as soon as possible.
•	We believe all necessary regulatory clearances will be obtained.

16.	Are you aware of any other bidders for Illumina? Do you think another bidder for Illumina could emerge with a higher offer?
•	We will not speculate on other bidders.
•	We believe that our price is full and fair.

17.	Are you prepared to raise your offer if Illumina’s Board rejects this bid? Are you prepared to walk away if it is rejected? What is your maximum price?
•	We will not speculate on different scenarios.
•	We believe that our price is full and fair.

18.	What will happen to Illumina’s facilities? Roche’s facilities?
•
Roche intends to combine its existing Roche Applied Science business with Illumina and move the business area’s headquarters to San Diego, California. Roche also plans to maintain operations in Penzberg, Germany, the current headquarters of Roche Applied Science.

19.	How will this transaction impact your relationship with customers?
•	Until a transaction has occurred and all necessary approvals have been granted, Roche and Illumina will continue to conduct their respective businesses as independent companies.
•	We will honor all contracts in place before the transaction and will continue to offer the same high-quality service and products to Roche and Illumina’s customers.
•	The relationship with our customers will be strengthened by this transaction.
•	We will have a broader range of products to offer and be able to provide an even greater level of service to all our customers.

20.	Many observers expect DNA sequencing to grow significantly in the coming years. Do you expect DNA sequencing to become a mass-market/consumer phenomenon?
•	There is strong potential for adoption of sequencing solutions into clinical and routine diagnostics settings for the benefit of patients.
•	For example, Next Generation Sequencing has a strong long-term potential to revolutionize the classification, diagnosis and management of human cancers in individual patients.

21.	Why not invest in the Sequencing businesses you already own?
•	We believe that the combination of Roche and Illumina’s sequencing technologies is complementary and will enable researchers in many different fields to obtain superior results.
•
We view Illumina’s technology, products and people as an excellent vehicle to pursue and advance the development of its business and the application of sequencing in a clinical context. We consider this to be an investment in our current strategy and believe the combination of Roche and Illumina’s sequencing technologies are complementary and will enable researchers in many different fields to obtain superior results.

22.	What is your integration plan for Roche and Illumina? Who will be involved in the integration process? Are you confident in your ability to integrate these businesses?
•	Until a transaction has occurred and all necessary approvals have been granted, Roche and Illumina will continue to conduct their respective businesses as independent companies.
•	We are very experienced in this area and do not consider this to be a problem.

23.	When did Roche first approach Illumina?
•	Roche has previously made efforts to engage with Illumina in order to reach a negotiated transaction, but Illumina has been unwilling to participate in substantive discussions.
•	We will not discuss specifics of the process.

24.	Does Illumina have a defense mechanism? How will this impact Roche’s ability to execute the offer?
•	Given our robust premium, we hope that Illumina’s Board will rapidly see the value for shareholders and enter into a negotiated transaction.

Strategy (further strategy)

25.	Is Roche primarily interested in Illumina’s sequencing technology and might you divest the Illumina microarray business?
•	We do not intend to divest the microarray business.
•	The combined capabilities of Roche’s Diagnostics Division and Illumina will strengthen Roche’s position in Sequencing and Microarrays to address the growing demand for genetics/genomics solutions.

26.
Does the offer for Illumina mean that Roche has failed to develop a sustainable sequencing/microarray business after you acquired 454 Life Sciences and NimbleGen? Why not invest in the sequencing and microarray business that you already own?

•	We believe our technologies provide a good fit for Illumina’s technologies and product portfolios and we consider this a good strategic investment.
•	We believe the combination of Roche and Illumina’s sequencing technologies is complementary and will enable researchers in many different fields to obtain superior results.
•
Roche intends to combine its existing Roche Applied Science business with Illumina and move the business area’s headquarters to San Diego, California. Roche also plans to maintain operations in Penzberg, Germany, the current headquarters of Roche Applied Science.

•	Further details would be determined during integration planning upon completion of the acquisition.

27.	How will patients and physicians benefit from this move?
•	DNA sequencing is expected to help to discover complex biomarkers that could become companion diagnostics and be paired with specific treatments in the long-term.
•	Physicians will be better equipped to make targeted diagnosis and therefore implement tailored therapies. This means better treatment for patients, and therefore, better outcomes.

28.	Will you pursue other acquisitions? Will you consider other targets if you don’t succeed with your offer?
•	We’re confident that both Illumina’s Board and Illumina’s shareholders will see the compelling value of our offer.

29.	What is Roche’s acquisition strategy?
•
We are always looking for ways to strengthen our two businesses, Pharma and Diagnostics, and thus continue to go for very focused, bolt-on acquisitions, small and mid-sized acquisitions which complement our various platforms and products.

30.	What happens to the patents and technology?
•	Roche anticipates that Illumina’s patents and technology would be acquired as part of any transaction that is consummated.

31.	What does this transaction say about current profitability trends in the Diagnostics business?
•	Roche remains committed to growth in sales and profit for the Diagnostics Division. The proposed transaction would be accretive to core EPS and operating profit in the first year post-close.
•	The planned transaction enables Roche access to a solid business with strong cash flow and margins.

32.	Is the price you are offering appropriate given this is an acquisition of research technology?
•	The opportunity is much larger than the research technology component.
•	The ongoing rapid evolution of technology transforms sequencing into an increasingly powerful, usable and affordable research tool.
•	There is strong potential for adoption of sequencing solutions into clinical and routine diagnostics settings for the benefit of patients.
•	Together, Roche and Illumina will be able to provide innovative research and drug discovery capabilities and develop new therapeutics and companion diagnostics.

33.	Has Illumina provided a rationale for why they did not agree to a friendly takeover?
•	We will not speculate or speak on behalf of Illumina.

34.	Which members of the senior management were involved in approaching Illumina?
•	We will not comment on the specifics of our discussions.

35.
According to the Credit Suisse analyst report dated December 14, 2011, there is a correlation between the stocks in this sector and American GDP growth. Does your offer for Illumina reflect a point of view on the U.S. economy?

•
No, our interest is because Illumina complements our Life Science portfolio, as well as the potential to accelerate the transition of sequencing into clinical and routine diagnostics and long-term implications for biomarker research.

36.	Have you considered spinning off the Applied Science business from the Diagnostics business?
•	No. Roche Applied Science is an integral part of our strategy.

Financial

37.	How significant is this transaction for Roche compared to other historical acquisitions in the past decade? What are Roche’s other recent acquisitions and how much did they cost?
•	This transaction is considered to be a strategic acquisition.
•	During the last 12 months Roche has acquired four companies with acquisition costs above CHF 0.5 bn.

38.	Why is Roche raising its offer to $44.50 as compared to previous (non-public) communications with Illumina?
•	Roche will not discuss specifics of the process. However, we believe this price is full and fair.

39.	Why are you structuring the offer as 100% cash?
•	Cash provides a clear and certain value to shareholders.
•	Roche’s proposal of $44.50 per share is a full and fair price which offers a substantial premium for Illumina shareholders in an all cash transaction.

40.	What will be the implications on your cash flow?
•	We expect the transaction to be accretive to our operating free cashflow.

41.	What impact will this transaction have on margins in your diagnostics business?
•	This transaction is expected to have a positive impact on our core operating profit margins.

42.	What will be the upfront costs to achieve synergies?
•	It is too early to determine.

43.	What impact is this transaction expected to have on your credit ratings?
•	Roche is working with rating agencies but cannot predict their decisions.

44.	How will the transaction be financed?
•
Roche's proposal is not subject to any financing contingency. The proposed transaction will be financed from available cash on its balance sheet and borrowings under its credit facilities and therefore will not require a financing condition.

45.	What impact will a potential transaction have on your 2012 outlook?
•	Impact on core earnings is expected to be positive.

General Transaction and Process

46.	What percentage of Illumina shares will need to be tendered to meet the minimum condition?
•	A majority of Illumina’s shares of common stock, on a fully diluted basis, must be tendered into Roche’s offer.

47.	By when must Illumina’s shareholders respond to the offer?
•	Roche’s offer gives Illumina shareholders immediate, certain value for their shares.
•
Roche’s offer price of $44.50 per share in cash represents a substantial premium to Illumina’s unaffected market prices: a premium of 64% over Illumina’s closing stock price on December 21, 2011 – the day before market rumors about a potential transaction between Roche and Illumina drove Illumina’s stock price significantly higher – a 61% premium over the one month historical average and a 43% premium over the three month historical average of Illumina’s share price, both as of December 21.

•	Since market rumors surfaced on December 21, trading and option volume in the stock have been above average.
•	It also represents a 30.1x multiple of Illumina’s projected forward earnings based upon analysts’ current consensus estimates for 2012.
•	Please refer to the tender offer documents after their filing with the SEC.

48.	How can the regulatory process be influenced by Roche?
•	The regulatory approval process is conducted independently by the relevant U.S. and foreign regulatory agencies.
•	We believe the competitive landscape is robust in this space.

49.	When will the regulators make a decision regarding antitrust?
•	The offer is subject to customary closing conditions. We will make the necessary regulatory filings as soon as possible.
•	The regulatory approval process is conducted independently by the relevant U.S. and foreign regulatory agencies.
•	We believe the competitive landscape is robust in this space.

50.	Does the offer require Roche shareholder approval?
•	No.

51.	Has Roche’s Board approved this proposal?
•	Yes, the proposal has been approved by Roche’s board.

52.	What external advisors are working with Roche in connection with its proposal?
•	Greenhill & Co., LLC and Citigroup Global Markets, Inc. are acting as financial advisors to Roche and Davis Polk & Wardwell LLP is acting as legal counsel.

Management/Operations

53.	What will happen to Illumina employees? Do you expect that there will be any layoffs? How many employees will be affected?
•	Until a transaction has occurred and all necessary approvals have been granted, Roche and Illumina will continue to conduct their respective businesses as independent companies.
•	This transaction is not driven by cost synergies, but by the strategic value of Illumina’s business and its growth potential within Roche.
•	Illumina will maintain its unique innovative, flexible, and scalable approach to supporting a wide group of genetic researchers.
•	Roche’s “hub-and-spoke” model of acquisitions has allowed previously acquired companies to operate with significant independence and flexibility.
•	There will be significant opportunity for greater long-term success for Illumina employees and stakeholders as part of a larger, more global organization.
•
Roche intends to combine its existing Roche Applied Science business with Illumina and move the business area’s headquarters to San Diego, California. Roche also plans to maintain operations in Penzberg, Germany, the current headquarters of Roche Applied Science.

•	We see significant growth potential for Illumina as part of Roche, providing additional employment opportunities.

54.	What will happen to Roche employees? Do you expect that there will be any layoffs? How many employees will be affected?
•	This transaction is not driven by cost synergies, but by the strategic value of Illumina’s business and its growth potential within Roche.
•
Roche intends to combine its existing Roche Applied Science business with Illumina and move the business area’s headquarters to San Diego, California. Roche also plans to maintain operations in Penzberg, Germany, the current headquarters of Roche Applied Science.

•
Until a transaction has occurred and all necessary approvals have been granted, Roche and Illumina will continue to conduct their respective businesses as independent companies. It is therefore premature to comment in detail.

•	Roche is a world-class employer, who treats all employees with respect.

55.	Who will serve on the management team of the combined company? What will their roles be? Will you consider Illumina management for senior management roles at the combined company?
•
Roche intends to combine its existing Roche Applied Science business with Illumina and move the business area’s headquarters to San Diego, California. Roche also plans to maintain operations in Penzberg, Germany, the current headquarters of Roche Applied Science.

•
Roche contemplates continued employment of Illumina management and employees following the consummation of a transaction and we are prepared to work with Illumina to develop mutually satisfactory employment arrangements.

56.	Will Roche retain Illumina’s executive management?
•
Until a transaction has occurred and all necessary approvals have been granted, Roche and Illumina will continue to conduct their respective businesses as independent companies. It is therefore premature to comment in detail.

•	Roche believes Illumina has a world-class management team that will be excellent complements to Roche Diagnostics.

57.	Will you keep the Illumina brand? The Roche brand?
•	We intend to continue the Illumina legacy within the Roche Diagnostics Division, and to maintain the Illumina brand.

58.	The headquarters of Applied Science will move to San Diego. Why don’t you stay in Germany?
•	Roche plans to maintain operations in Penzberg, Germany.
•
Until a transaction has occurred and all necessary approvals have been granted, Roche and Illumina will continue to conduct their respective businesses as independent companies. It is therefore premature to comment in detail.

59.	Will the salary and/or benefits of Illumina employees be affected?
•
Until a transaction has occurred and all necessary approvals have been granted, Roche and Illumina will continue to conduct their respective businesses as independent companies. It is therefore premature to comment in detail.

60.	How will R&D and product development be impacted?
•	Sequencing continues to be a strategic focus.
•	This transaction is not driven by cost synergies, but by the strategic value of Illumina’s business and its growth potential within Roche.
•	Sequencing is very important to Roche and will continue to fuel R&D in this area.

61.	Will you retain Illumina’s R&D agreements with third parties?
•	We expect to honor all contracts in place before the transaction.
•
Until a transaction has occurred and all necessary approvals have been granted, Roche and Illumina will continue to conduct their respective businesses as independent companies. It is therefore premature to comment in detail.

62.	Will you establish Life Cycle Management in Illumina?
•	Illumina has been very successful operationally and we are committed to maintaining the best processes from both companies.
•	This transaction is not driven by cost synergies, but by the strategic value of Illumina’s business and its growth potential within Roche.

63.	What do I have to consider when dealing with Illumina before the close of a transaction? What can I say to my customers?
•	Until a transaction has occurred and all necessary approvals have been granted, Roche and Illumina will continue to conduct their respective businesses as independent companies.

64.	Is Roche currently in discussions with Illumina regarding integration?
•	No. Until a transaction has occurred and all necessary approvals have been granted, Roche and Illumina must continue to conduct their respective businesses as independent companies.

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THESE MATERIALS CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY WORDS SUCH AS “BELIEVES”, “EXPECTS”, “ANTICIPATES”, “PROJECTS”, “INTENDS”, “SHOULD”, “SEEKS”, “ESTIMATES”, “FUTURE” OR SIMILAR EXPRESSIONS OR BY DISCUSSION OF, AMONG OTHER THINGS, STRATEGY, GOALS, PLANS OR INTENTIONS. VARIOUS FACTORS MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY IN THE FUTURE FROM THOSE REFLECTED IN FORWARD-LOOKING STATEMENTS CONTAINED IN THIS DOCUMENT, AMONG OTHERS: (1) ECONOMIC AND CURRENCY CONDITIONS; (2) COMPETITIVE AND TECHNOLOGICAL FACTORS; AND (3) RISKS AND UNCERTAINTIES RELATING TO THE PROPOSED TRANSACTION.

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